LOAN RESTRUCTURE AGREEMENT

                                 by and between


                                   ROEX, INC.



                                       and


                          BISON DEVELOPMENT FUND, L.P.



                                September 8, 1998




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

                                       TABLE OF CONTENTS

                                                                                       Page

1.      Acknowledgement and Affirmation of the
        Existing Bison Obligations ......................................................2

2.      Restructure of the Existing Bison Obligations....................................2

3.      Interest Rate to be Charged on Obligations ......................................2

4.      Repayment of the Obligations.....................................................3

               A.  Monthly Payments......................................................3
               B.  Means of Payment......................................................3
               C.  Prepayment............................................................3

5.      Collateral Security for the Obligations..........................................3

6.      Maturity Date....................................................................3

7       General Release of All Claims against Bison......................................3

8.      Representations and Warranties...................................................4

9.      Covenants........................................................................5

               A.  Affirmative Covenants.................................................5
               B.  Negative Covenants....................................................6

10.     Conditions to Effectiveness of this Agreement....................................7

11.     No Further Financing Commitment..................................................8

12.     Events of Default and Default Remedies...........................................8

13.     Reimbursement of Bison's Lender's Expenses
        and Payment of Processing Fee....................................................9

14.     Confidentiality..................................................................10

15.     Integration......................................................................10


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16.     Further Assurances................................................................10

17.     Notices...........................................................................10

18.     No Assignment;  Binding Effect....................................................11

19.     Governing Law.....................................................................11

20.     Severability......................................................................11

21.     Supremacy.........................................................................11

22.     Counterparts......................................................................11

23.     Jurisdiction and Venue............................................................11

24.     Waiver of Right to Trial By Jury..................................................12



                                  LOAN RESTRUCTURE AGREEMENT


        THIS LOAN RESTRUCTURE AGREEMENT (this "Agreement"), dated as of September 8, 1998, is entered into by and between ROEX, INC., a California corporation, having its principal place of business at 2081 Business Center Drive, Suite 185, Irvine, California 92612 ("Roex"), and Bison Development Fund, L.P., a California Limited Partnership, having its principal place of business at 315 Arden Avenue, Glendale, California 91206 ("Bison"), in light of the following facts:

                                           RECITALS


        A. Roex and Bison are parties to (i) that certain Installment Promissory Note dated August 14, 1997, in the original principal amount of Five hundred Thousand Dollars ($500,000.00), executed by Roex to the order of Bison; (ii) that certain Deferral of Installment Payments of Installment Promissory Note dated April 29, 1998; (iii) that certain Collateral Security Agreement dated August 14, 1997; and (iv) that certain Financing Statement filed August 10, 1998 (collectively, the "Bison Financing Agreements").

        B. For value received and to induce Bison to enter into the Bison Financing Agreements, Rodney H. Burreson, an individual ("Burreson"), executed in favor of and delivered to Bison a written Continuing Guaranty dated August 14, 1997 (the "Burreson Guaranty").

        C. For value received and to induce Bison to enter into the Bison Financial Agreements, Rodney H. Burreson, an individual, executed in favor of and delivered to Bison a written Stock Pledge Agreement dated August 14, 1997 (the "Burreson Stock Pledge Agreement").

        D. Roex is currently in default of its obligations to Bison under the Bison Financing Agreements. As of the date of this Agreement, Roex owes Bison:

               (i) Three Hundred Ninety-Three Seven Hundred Ninety-Five and 59/100 Dollars ($393,795.59) and attorneys' fees, and all other costs, fees and expenses of Bison for which Roex is obligated under the Bison Financing Agreements in the amount of One Thousand Two Hundred Fifty Dollars ($1,250.00).

               (ii) One Hundred Thousand Dollars ($100,000.00) loaned to Roex by Bison on August 13, 1998 (collectively, with the Bison Financing Agreements, the "Existing Bison Obligations").


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               (iii) Roex  acknowledges  and agrees that it has defaulted on its
payment  and  performance   obligations  to  Bison  under  the  Bison  Financial
Agreements, and that payment thereunder is justly due and owing to Bison.

        E. Bison is willing to continue the obligations owed to it by Roex provided Roex enters into this Agreement with Bison whereby the terms and conditions of the Existing Bison Obligations will be restructured, all as set forth below.

        F. In order to induce Bison to restructure hereby the Existing Bison Obligations, Roex is willing to enter into this Agreement with Bison.

        NOW, THEREFORE, in consideration of the above premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Acknowledgement and Affirmation of the Existing Bison Obligations. Roex hereby acknowledges and reaffirms its liability to Bison for the full amount of the Existing Bison Obligations. Roex hereby further acknowledges and agrees that it has no defense, counterclaim, right of offset, cross-complaint, claim or demand of any kind or nature whatsoever (collectively, "Bison Claims") that can be asserted to reduce or eliminate all or any part of its liability to Bison for the Existing Bison Obligations, nor any right to seek affirmative relief or damages of any kind or nature from Bison, arising out of or relating to the Existing Bison Obligations. To the extent that Roex holds any such Bison Claims or right to seek affirmative relief or damages against Bison in connection with the Existing Bison Obligations, Roex hereby fully, forever and irrevocably releases such Bison Claims and rights as provided in Section 6 hereof.

        2. Restructure of the Existing Bison Obligations. Roex hereby acknowledges and agrees that the Existing Bison Obligations are hereby combined and restructured into a single loan. The Existing Bison Obligations as hereby combined and restructured are hereinafter collectively referred to as the "Obligations." The Obligations shall be (i) evidenced by and payable in accordance with the Financing Agreements as amended and supplemented by this Agreement; (ii) secured by the collateral described in the Financing Agreements, as amended and supplemented by this Agreement; and (iii) guaranteed by the Burreson Guaranty required to be delivered to Bison under Section 10 hereof.

        3. Interest Rate to be Charged on the Obligations. The Obligations shall hereinafter bear interest, prior to the occurrence of an Event of Default, at a rate per annum equal to Thirteen and one-quarter percent (13.25%). Following the occurrence of an Event of Default, the Obligations shall bear interest at a per annum rate equal to the highest rate permitted under California law. Interest chargeable hereunder shall be calculated on the basis of a three hundred sixty
(360) day year for actual days elapsed.


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        4. Repayment of the Obligations.

               A. Monthly Payments. Roex shall pay to Bison the following monthly payments with respect to the Obligations:

                      (i) Roex shall make the following interest only payments to Bison:

                             (a)    September 8, 1998 - $4,902.04
                             (b)    October 1, 1998   - $5,452.33
                             (c)    November 1, 1998  - $5,452.33

(ii) Commencing on December 1, 1998, and continuing on the first (1st) day of each calendar month thereafter for so long as the Obligations are outstanding, Roex shall pay to Bison monthly installments of principal and interest each in an amount that would permit the Obligations to be fully amortized over thirty
(36) months from  December 1, 1998.

             B. Means of Payment. All payments required hereunder shall be made in immediately lawful money of the United States of America.

             C. Prepayment. Roex may prepay any or all of the Obligations at any time without penalty upon 15 days advance notice in writing to Bison.

        5. Collateral Security for the Obligations. As collateral security for Roex's prompt and faithful payment and performance of the Obligations and of any and all future indebtedness and obligations of Roex to Bison, whether evidenced or arising out of this Agreement or any other future oral or written agreement between Roex and Bison, Roex hereby grants and assigns to Bison a continuing, first-priority security interest in and lien on all of Roex's present and future accounts, equipment, inventory, general intangibles, chattel paper, deposit accounts, goods, documents, instruments (as the foregoing terms are defined in the California Uniform Commercial Code), and in any and all other personal property of Roex and the proceeds (including, without limitation, insurance proceeds) and products of any and all of the foregoing (collectively, the "Collateral").

        6. Maturity Date. The Obligations and any and all interest accrued thereon or other amounts payable in connection therewith shall mature and be due and payable in full on November 30, 2001 (the "Maturity Date").

        7. General Release of All Claims Against Bison. To the extent Roex holds any claim against Bison, whether in connection with the Existing Bison Obligations, or in connection with any other transaction between Bison and Roex, Roex, on behalf of itself and its successors and assigns, hereby forever and irrevocably releases Bison and its respective officers, representatives, agents, attorneys, employees, predecessors, successors and assigns from any and all claims, demands, damages, suits, cross-complaints, causes of actions and debts of any kind and nature whatsoever, whether known or unknown and whenever and howsoever arising. Roex hereby acknowledges that the foregoing release is a general release of the foregoing claims and other rights of Roex, and Roex hereby acknowledges that it is familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

               Roex has been advised by counsel with respect to the release contained herein. Upon advice of such counsel, Roex hereby waives and relinquishes all of the rights and benefits which it has, or may have, under
Section 1542 of the California Civil Code.

        8. Representations and Warranties. As a material inducement to Bison to enter into this Agreement, and acknowledging that Bison would not enter into this Agreement but for its reliance upon the truth and accuracy of the representations and warranties of Roex set forth herein, Roex hereby acknowledges and reaffirms each and every representation and warranty set forth in the Bison Financing Agreements, and acknowledges and agrees that such representations and warranties apply to this Agreement with the same effect as if they were contained herein. In addition, Roex hereby represents and warrants to Bison as follows, which representations and warranties shall replace and supersede any conflicting representations and warranties in the Bison Financing
Agreements:

               (i) Roex is a corporation properly organized, existing and in good standing under the laws of the State of California;

               (ii) Roex has all requisite power and authority to own its property and to carry on the business that is now being conducted and as is presently proposed to be conducted, and is properly qualified and authorized to do business and is in good standing as a foreign corporation in any jurisdiction or territory where the ownership or character of its property or the nature of its business and activities make such qualification necessary and where the failure to qualify would have a materially adverse effect on its business or financial condition;

               (iii) Roex has the corporate power and authority to execute, deliver and perform this Agreement and all of the other agreements, documents and instruments contemplated hereunder, and this Agreement and all other documents, instruments and agreements executed in connection herewith have been duly authorized, executed and delivered by Roex;

               (iv) No governmental or public body or authority is required to authorize the execution, delivery and performance by Roex of this Agreement or any of the other agreements, documents and instruments contemplated herein;

               (v) This Agreement and all other agreements, documents and instruments executed by Roex in connection herewith, when executed and delivered by Roex, constitute the valid, binding and legally enforceable obligations of Roex, in accordance with their respective terms and conditions;

               (vi) Roex possesses all material licenses and franchises that are required to conduct its business as it is now being conducted;

               (vii) Neither the execution or delivery of this Agreement, or any of the other agreements, documents or instruments executed in connection herewith, nor the fulfillment of or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of the terms, conditions, provisions of, constitute a default under or result in any violation of Roex's articles of incorporation or bylaws or the provisions of any Judgment, contract or agreement to which Roex is a party or may be bound. Roex is not in default (a) of any outstanding debt instrument, other than the Bison Financing Agreements; (b) of any payment of principal or interest on any outstanding obligations, other than Obligations; (c) under its contracts or agreements; or
(d) under any instrument by which it is bound.

        9.     Covenants.

               A. Affirmative Covenants. In addition to complying with any and all affirmative covenants contained in the Bison Financing Agreements Roex shall:

                      (i) commencing November 15, 1998, deliver to Bison, on or before the fifteenth (15th) day of each month during the term of this Agreement, a company-prepared financial statement (including a balance sheet and income and cash flow statement), an inventory report, and information concerning Roex's customers, all in form and substance acceptable to Bison;

                      (ii) commencing January 8, 1999, and on each Monday during the term of this Agreement, a company-prepared cash flow statement for the previous week, all in form and substance acceptable to Bison;

                      (iii) deliver to Bison within ninety (90) days after the end of each fiscal year, full financial statements, prepared in accordance with generally accepted accounting principles and in a manner consistent with Roex's prior practices. Such financial statements shall be in reasonable detail and shall be accompanied by a review report of a firm of independent certified public accountants;

                      (iv) make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bison, on demand, appropriate certificates attesting to the payment or deposit thereof. Roex will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Bison with proof satisfactory to Bison indicating that Roex has made such payments or deposits. Roex agrees to deliver to Bison copies of each of Roex's future federal income tax returns, and any amendments thereto, within thirty (30) calendar days of the filing thereof with the Internal Revenue Service. Roex further agrees to deliver to Bison promptly, upon request by Bison, copies of all receipts issued to Roex for the payment of federal withholding taxes required of it;

               (v) at its expense, keep and maintain its inventory and equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners in similar businesses for the full insurable value thereof. Roex shall also keep and maintain business interruption, public liability and property damage insurance relating to Roex's ownership and use of its inventory, equipment and other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bison. Roex shall deliver to Bison promptly, upon request, certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bison showing Bison as sole loss payee thereof, and containing a waiver of warranties on a 438-BFU or other similar endorsement, and all proceeds payable thereunder shall be payable to Bison to be applied to reduce the outstanding principal balance of the Obligations, but shall not reduce Roex's obligation to make the next succeeding principal payment. Bison shall only be entitled to the amount of proceeds necessary to pay the Obligations in full; and

               (vi) commencing December 1, 1998 and at all times thereafter, maintain a standard and modern system of accounting with ledger and account cards or computer tapes, discs, printouts and records pertaining to the Collateral which contain information as may from time to time be requested by Bison. Roex shall not modify or change its method of accounting or enter into, modify or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Roex's accounting records without such accounting firm or service bureau agreeing to provide to Bison information regarding the Collateral or Roex's financial condition. Roex agrees to permit Bison and any of its employees, officers or agents, upon demand, during Roex's usual business hours, or the usual business hours of third parties having control thereof, to have access to and examine all of Roex's books and, connection therewith, to permit Bison or any of its agents, employees or officers to copy and make extracts therefrom.

               B. Negative Covenants. In addition to complying with any and all negative covenants contained in the Bison Financing Agreements, Roex shall not, without Bison's prior written consent:

                 (i) sell, lease or otherwise dispose of, move, relocate or transfer, whether by sale or otherwise, any of Roex's assets other than sales of inventory in the ordinary and usual course of business as currently conducted;

               (ii) change Roex's name or identity, or add any new fictitious name without providing Bison with forty-five (45) calendar days' prior written notice;

               (iii) acquire, merge or consolidate with or into any other business organization;

               (iv) enter into any transaction not: (i) in the ordinary and usual course of Roex's business; or (ii) otherwise permitted hereunder;

               (v) or otherwise become in any way liable with respect to the obligations of any third party;

               (vi) make any change in Roex's financial structure or in any of its business operations which could materially adversely effect Roex's ability to repay the Obligations;

               (vii) incur any debts outside the ordinary and usual course of Roex's business except for renewals or extensions of existing debts;

               (viii) make any advance or loan except to its customers in the ordinary and usual course of business;

               (ix) prepay, modify or repay any obligation or any existing debt to officers or shareholders of Roex or relatives thereof (except the Obligations) for borrowed money, or enter into or modify any agreement in a way which would be materially adverse to Bison's interests or, as a result of which, the terms of payment of any of the foregoing debt are accelerated, waived or modified;

               (x) pay, whether directly or indirectly, in money or otherwise, compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, and management or consulting fees to Roex's directors, or any other shareholders (or any relatives, consultants, advisers or any affiliates of any of the foregoing on terms no less favorable than could be obtained from an unrelated party, and except for Derek Burreson); provided, however, Roex may make each of the following payments to individuals identified below during each year of the term hereof: (i) continue to pay to Rodney H. Burreson his current salary; and (ii) a director's fee of Five Hundred Dollars ($500.00) per meeting plus an option to purchase 25,000 shares of Roex common stock at an exercise price of $.50 per share to any non-employee director of Roex; provided, further, however, Roex may increase the aggregate amount of the payments permitted to non-employee directors by up to ten percent (10%) per year during the term of this Agreement so long as at the time of any such increase there shall not have occurred any Events of Default hereunder;

               (xi) make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire, any of its capital stock of any class, whether now or hereafter outstanding.

        10. Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement and of the transactions contemplated hereunder shall be conditioned upon the prior satisfaction of each of the following conditions precedent in a manner acceptable to Bison and its counsel:

                      (i) Bison shall have received an original of this Agreement, executed by Roex;

                      (ii) Bison shall have received the original of that certain Stock Option Agreement, of even date herewith, executed by Roex in favor of Bison to purchase up to approximately 116,350 shares of the common stock of Roex on a fully-diluted basis at an exercise price of $.50 per share;

                      (iii) Bison shall have received a full recourse Continuing Guaranty in its favor, executed by Rodney H. Burreson;

                      (iv) Bison shall have received an appropriate California UCC-1 Financing Statement executed by Roex as debtor and reflecting Bison as secured party.

        11. No Further Financing Commitment. Roex hereby acknowledges and agrees that although Bison has agreed hereby to permit the Obligations to remain outstanding during the term hereof, Bison has not committed hereby to extend any additional financing to Roex. If Bison, upon the written approval of Roex without any obligation on its part to do so, elects to extend any additional financing to Roex, such additional financing shall, upon Bison's extension to Roex thereof, become part of the Obligations, shall be secured by the Collateral and supported by the Burreson Guaranty identified in and required under Section 10 hereof, and shall be payable in accordance with, and subject to, all the terms and conditions of the written or oral understanding or agreement between Bison and Roex pursuant to which such discretionary financing was extended.

        12. Events of Default and Default Remedies. Any one or more of the following events shall constitute an event of default (an "Event of Default") hereunder:

               (i) If Roex fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest or reimbursement of Bison's Expenses);

               (ii) If Roex or any other party thereto other than Bison fails or neglects to perform, keep or observe any term, provision, condition or covenant in this Agreement, in any agreement, document or instrument entered into in connection with this Agreement, in any of the other Bison Financing Agreements, or in any other present or future agreement between Roex and Bison;

               (iii) If there is a material impairment of the prospect of repayment of the Obligations or of the value or priority of Bison's interest in the Collateral;

               (iv) If Roex makes any payment on account of indebtedness which has been subordinated to the Obligations other than in the ordinary course of business or as permitted under this Agreement;

               (v) If any material portion of Roex's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any trustee, receiver, controller, custodian, assignee for the benefit of creditor;

               (vi) If any proceeding under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors and formal or informal moratoriums, compositions or extensions generally with Roex's creditors (an "Insolvency Proceeding") is commenced by Roex;

               (vii) If an Insolvency Proceeding is commenced against Roex and is not dismissed within 45 days;

               (viii) If Roex is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

               (ix) If a notice of lien, levy or assessment is filed of record with respect to any of Roex's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien for an amount in excess of Five Thousand Dollars ($5,000.00), whether choate or otherwise, upon any of Roex's assets and the same is not paid on the payment date thereof;

               (x) If a judgment or other claim becomes a lien upon any material portion of Roex's assets.

        Upon the occurrence of an Event of Default, Bison may, in its sole and absolute discretion, and without notice to Roex, do any one or more of the following:

     (a) accelerate the Obligations and declare them to be immediately due and payable;

     (b) exercise any and all legal or equitable remedies afforded to Bison under the Bison Financing Agreements, as amended hereby, or under any other agreement, document, or instrument heretofore or hereafter entered into between Bison and Roex, and as provided for under the California Uniform Commercial Code or any other applicable law; and

     (c)  seek the appointment of a receiver for Roex.

        The rights and remedies granted to Bison in this Section 11 are cumulative, and Bison shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as Bison may, in its sole and absolute discretion, deem advisable.

        13. Reimbursement of Bison's Lender Expenses and Payment of Processing Fee. Roex shall immediately, upon demand, reimburse Bison for all sums expended by Bison which constitute Lender Expenses and Roex hereby authorizes and approves all advances and payments by Bison for items constituting Lender Expenses. For the purposes of this Section 13, Lender Expenses means all (i) filing, recording, publication, search, or appraisal costs, paid or incurred by Bison in connection with the transactions contemplated by this Agreement the security, guaranty and other

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ancillary  agreements,  documents  and  instruments  entered into in  connection
herewith,   and  the  Bison  Financing  Agreements   (collectively,   the  "Loan
Documents"); (ii) reasonable costs and expenses incurred by Bison to administer the transactions contemplated by the Loan Documents to cure any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral, irrespective of whether a sale is consummated; (iii) reasonable costs and expenses of suit incurred by Bison in enforcing or defending the Loan Documents or any portion thereof, including, without limitation, actions brought by a trustee or any third party; or (vi)
Bison's   attorneys'  fees  and  expenses  incurred  in  relation  to  advising, analyzing, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning the Loan Documents, or any portion thereof, irrespective of whether suit is brought.

        14. Confidentiality. Except as otherwise required by law or as required or advisable in connection with Bison's dealings with any of its accountants, attorneys, auditors, lenders, participants, assignees or similar entities or individuals, Bison agrees that any information furnished to it by Roex or obtained by it hereunder shall be maintained by Bison in confidence, shall not be disclosed by Bison to any third party and shall be used by Bison solely for purposes related to this Agreement; provided, however, the foregoing shall not in any way restrict Bison from exercising its rights and remedies provided for in this Agreement to the full extent set forth herein.

        15. Integration. This Agreement, and all agreements, documents and instruments referred to or executed in connection herewith, including, without limitation, the Bison Financing Agreements, shall constitute the complete agreement of the parties hereto with respect to the subject matter referred to herein, and shall supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every kind or nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, neither party shall be permitted to offer or introduce any oral evidence concerning any other oral promises or oral agreements between the parties relating to the subject matters of this Agreement not included or referred to herein and not reflected by writing. This Agreement cannot be amended, modified, or supplemented except by written document signed by all parties hereto. In the case of a conflict between the provisions of this Agreement and the Bison Financing Agreements, the provisions of this Agreement shall control.

        16. Further Assurances. Roex agrees that it will execute such other documents and instruments and perform such other acts as Bison may reasonably deem necessary or advisable, in its sole and absolute discretion, to carry out and effectuate the purpose and intent of this Agreement.

        17. Notices. All notices, requests and demands required to be given hereunder, shall be in writing and shall be deemed to have been duly given upon the date of such service if served personally upon the party for whom intended, or if mailed, by first class, registered or certified mail, return receipt requested, postage prepaid, upon three days after the date of such mailing, to such party at its address as shown below or otherwise hereafter designated by such party in writing:

               If to Roex:

                      Roex, Inc.
                      2081 Business Center Drive, Suite 185
                      Irvine, California 91612
                      Attention:  Rodney H. Burreson, President

               If to Bison:

                      Bison Development Fund, L.P.
                      315 Arden Avenue
                      Glendale, California 91206
                      Attention:  Jay Murphy

        18. No Assignment; Binding Effect. This Agreement may be assigned by Bison in whole or in part in its sole and absolute discretion. This Agreement is personal to Roex and shall not be assigned by Roex to any other person or entity, and any such assignment shall be in violation hereof and null and void. Notwithstanding the above, this Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors, and upon the assigns of Bison.

        19. Governing Law. Notwithstanding anything to the contrary contained in the Bison Financing Agreements, the Bison Financing Agreements as amended by this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such state.

        20. Severability. If any provisions of this Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from the remainder of such agreement, instrument or document, and the validity, legality and enforceability of the remaining provisions shall not be adversely affected or impaired thereby and shall remain in full force and effect.

        21. Supremacy. In the event of a conflict between this Agreement and the Bison Financing Agreements, the provisions and intent of this Agreement shall prevail.

        22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        23. JURISDICTION AND VENUE. ROEX AND BISON, AND EACH OF THEM, HEREBY AGREE THAT VENUE SHALL BE PROPER IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN LOS ANGELES, CALIFORNIA. THE PARTIES HERETO ACKNOWLEDGE THAT SUCH COURT HAS THE JURISDICTION TO INTERPRET AND ENFORCE THE PROVISIONS OF THIS AGREEMENT, AND THE PARTIES HERETO WAIVE ANY AND ALL OBJECTIONS THAT THEY MAY HAVE AS TO JURISDICTION OR VENUE


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IN SUCH COURT.  IN ADDITION,  THE PARTIES HERETO CONSENT TO THE  JURISDICTION OF
ANY STATE OR FEDERAL COURT LOCATED IN CALIFORNIA.

        24. WAIVER OF RIGHT TO TRIAL BY JURY. ROEX AND BISON EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THE LOAN DOCUMENTS, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER OR HEREUNDER.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            ROEX, INC.,
                                            A California corporation



                                            By:
                                               Rodney H. Burreson
                                               President and CEO


                                            BISON DEVELOPMENT FUND, L.P.
                                            A California Limited Partnership



                                            By:
                                               Jay Murphy
                                               CEO of Bison Investments, Inc.,
                                               General Partner